Exhibit 99.1

Reata Pharmaceuticals, INC. secures $35 million term loan facility

IRVING, Texas—April 3, 2017—Reata Pharmaceuticals, Inc. (Nasdaq:RETA) (“Reata” or “the Company”), a clinical-stage biopharmaceutical company, today announced that it entered into a $35 million loan and security agreement with Oxford Finance LLC and Silicon Valley Bank. Proceeds from the loan will be utilized primarily to support Reata’s multiple Phase 2 and 3 clinical trial programs for bardoxolone methyl and omavaloxolone.

“We are pleased to have access to this additional non-dilutive capital to provide resources for our growing number of advanced clinical programs,” said Reata’s Chief Executive Officer, Warren Huff.

The loan proceeds are available to Reata in two tranches. The first $20 million tranche was funded on Friday, March 31st. The additional $15 million tranche will be available to Reata from July 1, 2017 to March 31, 2018, and after Reata enrolls the first patient in either (a) the Phase 3 portion of the ongoing Phase 2/3 clinical trial of bardoxolone methyl in chronic kidney disease caused by Alport syndrome or (b) Part 2 of the ongoing two-part clinical trial, or a separate Phase 3 clinical trial, of omavaloxolone in Friedreich’s ataxia. The loan agreement provides for interest only payments during the first 18 months of the facility, or the first 24 months of the facility if the $15 million tranche is funded. The loan bears interest at a floating rate equal to the sum of 7.4% plus the greater of 0.75% or the 30-day U.S. Dollar LIBOR rate but will not be set above 10.15%. The loan is also subject to a 2.95% final payment when principal is paid in full. The loan is due on March 1, 2022, but is prepayable in full, including the final payment and certain fees, any time at the option of Reata. The loan is senior debt and is secured by substantially all of Reata’s assets, except its owned intellectual property. The loan agreement contains customary covenants but does not contain any financial covenants.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates (bardoxolone methyl and omaveloxolone) target the important transcription factor Nrf2 to restore mitochondrial function, reduce oxidative stress, and resolve inflammation.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Reata Pharmaceuticals, Inc.

(972) 865-2219

info@reatapharma.com

http://news.reatapharma.com

Investor Relations:

The Trout Group

Lee M. Stern, CFA

(646) 378-2922

IR@reatapharma.com

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